EXHIBIT 10.2

[Senior Executive Officer Name and Address]

Dear [Senior Executive Officer Name],

        Firstbank Corporation (the “Company”) anticipates entering into a Securities Purchase Agreement (the “Agreement”), with the United States Department of Treasury (“Treasury”) that provides for the Company’s participation in the Treasury’s TARP Capital Purchase Program (the “CPP”). If the Company does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force and effect.

        As a condition to consummation of the transactions contemplated under the Agreement, the Company is required to take certain actions with respect to compensation arrangements of its senior executive officers. The Company has determined that you are a senior executive officer for purposes of the CPP. To comply with the requirements of the CPP, and in consideration of the benefits that you will receive as a result of the Company’s participation in the CPP and for other good and valuable consideration, the sufficiency of which you hereby acknowledge, you agree as follows:

(1)	No Golden Parachute Payments. You will not be entitled to receive from the Company any Golden Parachute Payment (as defined below) during any period in which the Treasury holds any equity or debt securities acquired from the Company in the CPP (the “CPP Covered Period”).

(2)	Recovery of Bonus and Incentive Compensation. You will be required to and shall return to the Company any bonus or incentive compensation paid to you by the Company during the CPP Covered Period if such bonus or incentive compensation is paid to you based on the Company’s materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(3)	Compensation Program Amendments. Each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (all such plans, arrangements and agreements, the “Benefit Plans”) are hereby amended to the extent necessary to give effect to provisions (1) and (2) above.

The Company is also required as a condition to participation in the CPP to review the Benefit Plans to ensure that the Benefit Plans do not encourage its senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. To the extent that the Company determines that the Benefit Plans must be revised as a result of such review, you and the Company agree to negotiate and effect such changes promptly and in good faith.

        (4)        Definitions. This letter assumes and includes the following defined terms:

•	“Golden Parachute Payment” is used with same meaning as in Section 111(b)(2)(C) of EESA.

•	“EESA” means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Department of the Treasury and as published in the Federal Register on October 20, 2008, as in effect on the date hereof.

•	The term “Company” includes any entities treated as a single employer with the Company under 31 C.F.R. § 30.1(b).

•	Provisions (1) and (2) of this letter are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA (and, to the maximum extent consistent with the preceding, to permit operation of the Benefit Plans in accordance with their respective terms before giving effect to this letter).

(5)	Miscellaneous. To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the state of Michigan without regard the provisions thereof that would apply the law of any other state. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile shall be deemed an original signature.

Sincerely, FIRSTBANK CORPORATION By: ———————————————— Name: ——————————————— Title: ———————————————

Intending to be legally bound, I agree with and accept
the foregoing terms on the date set forth below.

____________________________________________
[Senior Executive Officer Name]
Date:_______________________________________